Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-291394, 333-289424, 333-288509, 333-266444 and 333-268855) and Form S-8 (File No. 333-286262, 333-278116, 333-270747, 333-258415 and 333-264018) of our report dated March 26, 2026, with respect to the consolidated financial statements of Rani Therapeutics Holdings, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ CBIZ CPAs P.C.

San Francisco, California

March 26, 2026